certification

Frederick Baerenz Principal Executive Officer, and Michelle Whitlock, Principal Financial Officer of AOG Institutional Diversified Master Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                                                     Principal Financial Officer

AOG Institutional Diversified Master Fund                                       AOG Institutional Diversified Master Fund

/s/ Frederick Baerenz                                                                             /s/ Michelle Whitlock

Frederick Baerenz                                                                                 Michelle Whitlock

Date: 12/7/2022                                                                                    Date: 12/7/2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AOG Institutional Diversified Master Fund and will be retained by AOG Institutional Diversified Master Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.